UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

ENVERIC BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (239) 302-1707

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement

On February 9, 2021, Enveric Biosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 3,007,026 shares (the “Shares”) of common stock of the Company, par value $0.01 per share, at an offering price of $4.27 per share, for gross proceeds of approximately $12,840,000 before the deduction of fees and offering expenses.

The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-233260) (the “Shelf Registration Statement”), previously filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2019, and declared effective by the SEC on November 19, 2019, including a prospectus contained therein, dated November 19, 2019, as supplemented by a prospectus supplement, dated February 9, 2021, relating to the Offering, and an additional registration statement on Form S-3 (File No. 333-252880) filed pursuant to Rule 462(b) related to the Shares.

Pursuant to the Purchase Agreement, in a concurrent private placement (the “Private Placement”), the Company agreed to issue to the Purchasers, unregistered warrants to purchase up to 1,503,513 shares of Common Stock (the “Warrants”). The Warrants are exercisable immediately upon issuance and terminate five years following issuance and are exercisable at an exercise price of $4.90 per share, subject to adjustment as set forth therein. A holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

Palladium Capital Group, LLC (“Palladium”) acted as an advisor in connection with this offering and is entitled to an advisory fee equal to 8.0% of the gross proceeds raised in the Offering and payment of non-accountable expenses equal to 1.0% of the gross proceeds raised in the Offering, totaling approximately $1.2 million, and a warrant to purchase 210,492 shares of our common stock (which equals 7% of the aggregate number of Shares sold in this Offering) at an exercise price of $4.90 per share (the “Palladium Warrant”). The Palladium Warrant will have terms identical in all material respects to the Warrants.

The Warrants, the Palladium Warrant and the shares of our Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”) and the Palladium Warrant (the “Palladium Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the Shelf Registration Statement, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

To induce the Purchasers into the Purchase Agreement, the Company also entered into a registration rights agreement, dated February 9, 2021 (the “Registration Statement”), with the Purchasers, pursuant to which, among other things, the Company has agreed to prepare and file with the SEC a registration statement on Form S-3 to register for resale of all of the Warrant Shares.

The closing of the Offering is subject to satisfaction of customary closing conditions set forth in the Purchase Agreement and is expected to occur on or about February 11, 2021. The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The net proceeds to the Company from the Offering, after deducting fees and expenses and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants, are expected to be approximately $11.5 million. The Company currently intends to use these net proceeds for working capital purposes.

The legal opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The description of the terms and conditions of the Purchase Agreement, the Warrants, and the Registration Rights Agreement, set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Purchase Agreement, the Warrants, and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 4.1, and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Warrants, Warrant Shares, Palladium Warrant and Palladium Warrant Shares is incorporated herein by reference.

Item 8.01 Other Events.

On February 9, 2021, the Company issued a press release regarding the transaction described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

5.1	Opinion of Haynes and Boone, LLP

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)

99.1	Press Release, dated February 9, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVERIC BIOSCIENCES INC.

Date: February 11, 2021	By:	/s/ John Van Buiten
John Van Buiten
Chief Financial Officer